Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Fourth Quarter and Full Year FY’22

Results of Operations

Highlights

▪	Korn Ferry reports Q4 FY’22 fee revenue of $721.1 million and full year FY’22 fee revenue of $2,626.7 million, both new all-time highs.
▪

Net income attributable to Korn Ferry for the fourth quarter and full year of FY’22 was $91.7 million and $326.4 million, respectively, while diluted and adjusted diluted earnings per share were $1.70 and $1.75 in Q4 FY’22, and were $5.98 and $6.23 for the full year, respectively, all reaching new highs.

▪

Operating income and Adjusted EBITDA both reached new highs in Q4 FY’22 at $138.8 million (operating margin of 19.2%) and $144.4 million (Adjusted EBITDA margin of 20.0%), while full year amounts were $470.1 million (operating margin of 17.9%) and $538.9 million (Adjusted EBITDA margin of 20.5%), respectively.

▪

The Company repurchased 1,035,000 shares of stock during the quarter for $67.2 million, bringing full year share repurchases to 1,471,000 for $98.8 million.  Further, the Board authorized an incremental $300 million for future share repurchases.

▪

Commencing in Q1 FY’23, the Company has increased its regular quarterly cash dividend by 25% to $0.15 per share.  During the fourth quarter, the Company completed the acquisition of the Patina Solutions Group (“Patina"), which is included in the RPO and Professional Search segment.

Los Angeles, CA, June 22, 2022 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced fourth quarter and annual fee revenue of $721.1 million and $2,626.7 million, respectively. In addition, fourth quarter diluted earnings per share was $1.70 and adjusted diluted earnings per share was $1.75, both are new highs.

“I am extremely pleased with our financial results during the fiscal fourth quarter, as Korn Ferry once again achieved new highs. We generated $721 million in fee revenue, up 30% (33% at constant currency) year over year. Our diluted earnings per share and adjusted diluted earnings per share, at $1.70 and $1.75, respectively, were new highs, and our Adjusted EBITDA margin of 20% represents our sixth consecutive quarter at 20% or greater,” said Gary D. Burnison, CEO, Korn Ferry.

“The world and our clients have entered a new reality – a Covid transitory era in which there will be a contest for not only growth, but also relevancy and profitability. Companies will have to reassess all aspects of their strategy including their organizational, leadership and talent imperatives. We are also in a cycle in which, regardless of economic activity, shortages of skilled labor are projected to persist for years to come,” Burnison added. “Korn Ferry is the right firm for the right time to help companies solve these market imbalances. We help our clients achieve relevancy and performance by addressing the people and organizational requirements they need in this new world.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$721.1	$555.2	$2,626.7	$1,810.0
Total revenue	$727.0	$557.4	$2,643.5	$1,819.9
Operating income	$138.8	$86.3	$470.1	$155.8
Operating margin	19.2%	15.5%	17.9%	8.6%
Net income attributable to Korn Ferry	$91.7	$66.2	$326.4	$114.5
Basic earnings per share	$1.71	$1.22	$6.04	$2.11
Diluted earnings per share	$1.70	$1.21	$5.98	$2.09

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$144.4	$112.8	$538.9	$286.3
Adjusted EBITDA margin	20.0%	20.3%	20.5%	15.8%
Adjusted net income attributable to Korn Ferry	$94.4	$66.2	$340.1	$137.3
Adjusted basic earnings per share	$1.77	$1.22	$6.30	$2.53
Adjusted diluted earnings per share	$1.75	$1.21	$6.23	$2.51

___________

(a)	Numbers may not total due to rounding.
(b)

Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and net restructuring charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Integration/acquisition costs	$3.6	$—	$7.9	$0.7
Impairment of fixed assets	$—	$—	$1.9	$—
Impairment of right of use assets	$—	$—	$7.4	$—
Restructuring charges, net	$—	$—	$—	$30.7

Fiscal 2022 Fourth Quarter Results

The Company reported fee revenue in Q4 FY’22 of $721.1 million, an increase of 30% (up 33% on a constant currency basis) compared to Q4 FY’21.  Fee revenue increased in all lines of business. The increase in fee revenue when compared to Q4 FY’21 was primarily due to an increase in demand for the Company’s increasingly relevant core and integrated service offerings and the acquisitions of Lucas Group and Patina (the “acquisitions”) in the RPO and Professional Search segment.

Operating margin was 19.2% in Q4 FY’22 compared to 15.5% in the year-ago quarter.  The Adjusted EBITDA margin was 20.0% in Q4 FY’22 compared to 20.3%, in the year-ago quarter.  Net income attributable to Korn Ferry was $91.7 million in Q4 FY’22 compared to $66.2 million in Q4 FY’21 and Adjusted EBITDA reached $144.4 million in Q4 FY’22 compared to $112.8 in Q4 FY’21.

The year-over-year improvement in operating margin was due to the increase in fee revenue discussed above, improved productivity resulting from work being conducted virtually, and cost savings from the structural changes made to the Company’s business during the pandemic. Partially offsetting this were increases in 1) compensation and benefits expense primarily due to increased headcount and performance-based incentives, 2) general and administrative expenses primarily due to increased marketing, premise and office expense, and integration and acquisition costs and 3) cost of services expense associated with newly acquired entities.

Fiscal 2022 Full Year Results

The Company reported fee revenue in FY’22 of $2,626.7 million, an increase of $816.7 million or 45% (up 45% on a constant currency basis) compared to FY’21.  The increase in fee revenue when compared to FY’21 was primarily due to an increase in demand for the Company’s increasingly relevant core and integrated service offerings and the acquisitions in the RPO and Professional Search segment.  Further COVID-19 adversely impacted the Company’s fee revenue on a worldwide basis in FY’21.

Operating margin was 17.9% in FY’22 compared to 8.6% in FY’21. Adjusted EBITDA margin was 20.5% in FY’22 compared to 15.8% in FY21. Net income attributable to Korn Ferry was $326.4 million in FY’22 as compared to $114.5 million in FY’21 and Adjusted EBITDA reached $538.9 million in FY’22 as compared to $286.3 million in FY’21.

The improvement in operating margin was due to the increase in fee revenue discussed above, no restructuring charges as compared to the prior year, improved productivity resulting from work being conducted virtually, and cost savings from the structural changes made to the Company’s business during the pandemic. Improvement in Adjusted EBITDA margin is due to these same factors with the exception of the restructuring charges.

Results by Line of Business

Selected Consulting Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$173.9	$153.6	$650.2	$515.8
Total revenue	$175.6	$153.8	$654.2	$517.0

Ending number of consultants and execution staff (b)	1,841	1,565	1,841	1,565
Hours worked in thousands (c)	471	428	1,766	1,565
Average bill rate (d)	$369	$359	$368	$330

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$30.7	$27.2	$116.1	$81.5
Adjusted EBITDA margin	17.6%	17.7%	17.9%	15.8%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating, delivering and executing consulting services.
(c)	The number of hours worked by consultant and execution staff during the period.
(d)	The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)	Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$—	$—	$0.3	$—
Impairment of right of use assets	$—	$—	$2.5	$—
Restructuring charges, net	$—	$—	$—	$14.2

Fee revenue was $173.9 million in Q4 FY’22 compared to $153.6 million in Q4 FY’21, an increase of $20.3 million or 13% (up 16% on a constant currency basis). Growth in Consulting fee revenue continues to be driven by significant client workforce transformation initiatives including diversity, equity and inclusion (“DE&I”) and environmental and social governance (“ESG”), delivered through our Organization Strategy, Assessment and Succession, and Leadership Development solutions. In addition, our Total Rewards offering has increased as clients address compensation and retention issues associated with labor market dislocation and pay governance issues.

Adjusted EBITDA was $30.7 million in Q4 FY’22 with an Adjusted EBITDA margin of 17.6% compared to Adjusted EBITDA of $27.2 million with an associated margin of 17.7%, respectively, in the year-ago quarter. This increase in Adjusted EBITDA resulted from the increase in fee revenue outlined above, partially offset by an increase in compensation and benefits expense.  The increase in compensation and benefits expense was driven by higher salaries and related payroll taxes and performance-related bonus expense due to an increase in fee revenue and headcount.

Selected Digital Data

(dollars in millions) (a)

Digital leverages an artificial intelligence powered, machine-learning platform to help identify the best structures, roles, capabilities, and behaviors needed to drive business forward. This end-to-end platform combines Korn Ferry proprietary data, client data, and external market data to help make better, faster decisions about organizations, leadership, and people.

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$89.5	$80.5	$349.0	$287.3
Total revenue	$89.5	$80.8	$349.4	$287.8

Ending number of consultants	305	295	305	295
Subscription & License fee revenue	$29.1	$23.6	$108.7	$89.9

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$27.7	$27.9	$110.1	$86.1
Adjusted EBITDA margin	31.0%	34.7%	31.5%	30.0%

___________

(a)	Numbers may not total due to rounding.
(b)	Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$—	$—	$0.2	$—
Impairment of right of use assets	$—	$—	$1.3	$—
Integration/acquisition costs	$—	$—	$—	$0.6
Restructuring charges, net	$—	$—	$—	$2.9

Fee revenue was $89.5 million in Q4 FY’22 compared to $80.5 million in Q4 FY’21, an increase of $9.0 million or 11% (up 15% on a constant currency basis).  The increase in fee revenue was primarily due to growth in Total Rewards and Leadership Development offerings as companies contend with elevated levels of attrition due to dislocation in the labor markets and professional development around sales effectiveness as companies reassess their commercial models in a post-COVID world.

Adjusted EBITDA was $27.7 million in Q4 FY’22 with an Adjusted EBITDA margin of 31.0% compared to $27.9 million and 34.7%, respectively, in the year-ago quarter.  The decrease in Adjusted EBITDA and Adjusted EBITDA margin was due to an increase in compensation and benefits expense, driven by higher salaries and related payroll taxes, commission expense and performance-related bonus expense, partially offset by higher fee revenue.

Selected Executive Search Data(a)

(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$244.2	$200.7	$935.6	$637.0
Total revenue	$245.7	$201.3	$939.9	$639.3

Ending number of consultants	587	524	587	524
Average number of consultants	584	523	555	540
Engagements billed	4,417	3,794	11,085	8,672
New engagements (c)	1,851	1,712	7,213	5,459

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$64.2	$49.8	$257.6	$127.8
Adjusted EBITDA margin	26.3%	24.8%	27.5%	20.1%

________

(a)

Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

(b)	Numbers may not total due to rounding.
(c)	Represents new engagements opened in the respective period.
(d)	Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$—	$—	$0.1	$—
Impairment of right of use assets	$—	$—	$0.9	$—
Restructuring charges, net	$—	$—	$—	$10.4

Fee revenue was $244.2 million and $200.7 million in Q4 FY’22 and Q4 FY’21, respectively, a year-over-year increase of $43.5 million or 22% (up 23% on a constant currency basis).  The increase in fee revenue was driven by an increase in the number of new search engagements as well as an increase in the average fee revenue per search. These increases were across all regions with the largest increase in North America.

Adjusted EBITDA was $64.2 million in Q4 FY’22 with an Adjusted EBITDA margin of 26.3% compared to Adjusted EBITDA of $49.8 million and Adjusted EBITDA margin of 24.8%, respectively, in the year-ago quarter.  This improvement resulted from the increase in fee revenue discussed above, as well as productivity realized from work being conducted virtually and cost savings from the structural changes made during the pandemic. These changes were partially offset by increases in compensation and benefits expense due to an increase in performance-related bonus expense and salaries and related payroll taxes due to an increase in fee revenue and headcount.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$213.5	$120.4	$691.9	$369.9
Total revenue	$216.1	$121.5	$699.9	$375.8

Engagements billed (b)	2,892	1,626	6,633	3,558
New engagements (c)	1,904	883	5,633	2,971

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$50.8	$30.0	$165.1	$69.4
Adjusted EBITDA margin	23.8%	24.9%	23.9%	18.8%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	Adjusted results exclude the following:
	Fourth Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$—	$—	$1.3	$—
Impairment of right of use assets	$—	$—	$2.6	$—
Integration/acquisition costs	$2.3	$—	$3.7	$—
Restructuring charges, net	$—	$—	$—	$3.2

Fee revenue was $213.5 million in Q4 FY’22, an increase of $93.1 million or 77% (up 81% on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in Professional Search fee revenue of $59.1 million or 142% (146% at constant currency) and an increase in recruitment process outsourcing (“RPO”) fee revenue of $34.0 million or 43% (47% at constant currency).  Professional Search fee revenue increased primarily due to the fee revenue generated by the acquisitions. Also contributing to the increase in fee revenue in Professional Search was an increase in both the number of engagements billed and the weighted-average fee billed per engagement.  RPO fee revenue increased due to the wider adoption of RPO services in the market in combination with our differentiated solutions.

Adjusted EBITDA was $50.8 million in Q4 FY’22 with an Adjusted EBITDA margin of 23.8% compared to $30.0 million and 24.9%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA was due to the higher fee revenue discussed above, as well as improved productivity realized from work being conducted virtually and cost savings resulting from the structural changes made during the pandemic. Partially offsetting this were increases in compensation and benefits expense driven by higher salaries and related payroll taxes and commission expense driven by increases in fee revenue, overall profitability, headcount and the acquisitions.  Also partially offsetting the increase in Adjusted EBITDA was an increase in cost of services expense due to the acquisitions.

Outlook

Despite the continuing strength in new business trends coming out of Q4 FY’22, economic factors like global inflation, rising interest rates, and escalating geo-political tensions present a level of risk and uncertainty that is difficult to quantify. With this in mind and assuming no new major pandemic related lockdowns or further changes in worldwide geopolitical conditions, economic conditions, financial markets or foreign exchange rates, on a consolidated basis:

▪	Q1 FY’23 fee revenue is expected to be in the range of $680 million and $710 million; and
▪	Q1 FY’23 diluted earnings per share is expected to range between $1.35 to $1.51.

On a consolidated adjusted basis:

▪	Q1 FY’23 adjusted diluted earnings per share is expected to be in the range from $1.42 to $1.58.

	Q1 FY’23 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.35	$1.51
Integration/acquisition costs	0.10	0.08
Tax rate impact	(0.03)	(0.01)
Consolidated adjusted diluted earnings per share(1)	$1.42	$1.58

________

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to expected demand for our products and services, the magnitude and duration of the impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, and the potential opportunities for our business as a result of worldwide changes in how companies conduct business as a result of COVID-19.  Readers are cautioned not to place undue reliance on such statements.  Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the ultimate magnitude and duration of COVID-19 and any future pandemic or similar outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, dislocation in the labor markets and increasing competition for highly skilled workers, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, impact of inflationary pressures on our profitability, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, the withdrawal of the United Kingdom from the European Union, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•

Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;

•

Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;

•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•

Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business and RPO & Professional Search business, 2) impairment of fixed assets associated with the decision to terminate and sublease some of our offices, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices and 4) charges we incurred to restructure the Company as a result of COVID-19. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
	(unaudited)
Fee revenue	$721,139	$555,151	$2,626,718	$1,810,047
Reimbursed out-of-pocket engagement expenses	5,864	2,243	16,737	9,899
Total revenue	727,003	557,394	2,643,455	1,819,946

Compensation and benefits	467,706	380,350	1,741,452	1,297,880
General and administrative expenses	62,129	50,940	237,272	191,776
Reimbursed expenses	5,864	2,243	16,737	9,899
Cost of services	36,411	21,832	114,399	72,030
Depreciation and amortization	16,140	15,777	63,521	61,845
Restructuring charges, net	-	-	-	30,732
Total operating expenses	588,250	471,142	2,173,381	1,664,162

Operating income	138,753	86,252	470,074	155,784
Other (loss) income, net	(14,116)	10,820	(11,880)	37,194
Interest expense, net	(6,473)	(7,592)	(25,293)	(29,278)
Income before provision for income taxes	118,164	89,480	432,901	163,700
Income tax provision	25,105	22,729	102,056	48,138
Net income	93,059	66,751	330,845	115,562
Net income attributable to noncontrolling interest	(1,395)	(561)	(4,485)	(1,108)
Net income attributable to Korn Ferry	$91,664	$66,190	$326,360	$114,454

Earnings per common share attributable to Korn Ferry:
Basic	$1.71	$1.22	$6.04	$2.11
Diluted	$1.70	$1.21	$5.98	$2.09

Weighted-average common shares outstanding:
Basic	52,352	52,621	52,807	52,928
Diluted	52,834	53,243	53,401	53,405

Cash dividends declared per share:	$0.12	$0.10	$0.48	$0.40

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY REPORTING SEGMENT

(dollars in thousands)

(unaudited)

	Three Months Ended April 30,			Year Ended April 30,
	2022	2021	% Change	2022	2021	% Change

Fee revenue:
Consulting	$173,944	$153,573	13.3%	$650,204	$515,844	26.0%
Digital	89,521	80,499	11.2%	349,025	287,306	21.5%
Executive Search:
North America	156,232	130,790	19.5%	605,704	397,275	52.5%
EMEA	49,502	41,253	20.0%	182,192	138,954	31.1%
Asia Pacific	30,211	23,604	28.0%	118,596	83,306	42.4%
Latin America	8,254	5,081	62.4%	29,069	17,500	66.1%
Total Executive Search (a)	244,199	200,728	21.7%	935,561	637,035	46.9%
RPO and Professional Search	213,475	120,351	77.4%	691,928	369,862	87.1%
Total fee revenue	721,139	555,151	29.9%	2,626,718	1,810,047	45.1%
Reimbursed out-of-pocket engagement expenses	5,864	2,243	161.4%	16,737	9,899	69.1%
Total revenue	$727,003	$557,394	30.4%	$2,643,455	$1,819,946	45.2%

(a)

Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,	April 30,
	2022	2021

ASSETS
Cash and cash equivalents	$978,070	$850,778
Marketable securities	57,244	63,667
Receivables due from clients, net of allowance for doubtful accounts of $36,384 and $29,324 at April 30, 2022 and 2021, respectively	590,260	448,733
Income taxes and other receivables	31,884	40,024
Unearned compensation	60,749	53,206
Prepaid expenses and other assets	41,763	30,724
Total current assets	1,759,970	1,487,132

Marketable securities, non-current	175,783	182,692
Property and equipment, net	138,172	131,778
Operating lease right-of-use assets, net	167,734	174,121
Cash surrender value of company-owned life insurance policies, net of loans	183,308	161,295
Deferred income taxes	84,712	73,106
Goodwill	725,592	626,669
Intangible assets, net	89,770	92,949
Unearned compensation, non-current	118,238	102,356
Investments and other assets	21,267	24,428
Total assets	$3,464,546	$3,056,526

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$50,932	$44,993
Income taxes payable	34,450	23,041
Compensation and benefits payable	547,826	394,606
Operating lease liability, current	48,609	47,986
Other accrued liabilities	302,408	239,444
Total current liabilities	984,225	750,070

Deferred compensation and other retirement plans	357,175	346,455
Operating lease liability, non-current	151,212	155,998
Long-term debt	395,477	394,794
Deferred tax liabilities	2,715	3,832
Other liabilities	24,153	36,602
Total liabilities	1,914,957	1,687,751

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 75,409 and 74,915 shares issued and 53,190 and 54,008 shares outstanding at April 30, 2022 and 2021, respectively	502,008	583,260
Retained earnings	1,134,523	834,949
Accumulated other comprehensive loss, net	(92,185)	(51,820)
Total Korn Ferry stockholders' equity	1,544,346	1,366,389
Noncontrolling interest	5,243	2,386
Total stockholders' equity	1,549,589	1,368,775
Total liabilities and stockholders' equity	$3,464,546	$3,056,526

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share amounts)

(unaudited)

		Three Months Ended		Year Ended
		April 30,		April 30,
		2022	2021	2022	2021

	Net income attributable to Korn Ferry	$91,664	$66,190	$326,360	$114,454
	Net income attributable to non-controlling interest	1,395	561	4,485	1,108
	Net income	93,059	66,751	330,845	115,562
	Income tax provision	25,105	22,729	102,056	48,138
	Income before provision for income taxes	118,164	89,480	432,901	163,700
	Other loss (income), net	14,116	(10,820)	11,880	(37,194)
	Interest expense, net	6,473	7,592	25,293	29,278
	Operating income	138,753	86,252	470,074	155,784
	Depreciation and amortization	16,140	15,777	63,521	61,845
	Other (loss) income, net	(14,116)	10,820	(11,880)	37,194
	Integration/acquisition costs (1)	3,608	-	7,906	737
	Impairment of fixed assets (2)	-	-	1,915	-
	Impairment of right of use assets (3)	-	-	7,392	-
	Restructuring charges, net (4)	-	-	-	30,732
	Adjusted EBITDA	$144,385	$112,849	$538,928	$286,292

	Operating margin	19.2%	15.5%	17.9%	8.6%
	Depreciation and amortization	2.2%	2.8%	2.4%	3.4%
	Other (loss) income, net	(1.9%)	2.0%	(0.5%)	2.1%
	Integration/acquisition costs (1)	0.5%	-	0.3%	-
	Impairment of fixed assets (2)	-	-	0.1%	-
	Impairment of right of use assets (3)	-	-	0.3%	-
	Restructuring charges, net (4)	-	-	-	1.7%
	Adjusted EBITDA margin	20.0%	20.3%	20.5%	15.8%

	Net income attributable to Korn Ferry	$91,664	$66,190	$326,360	$114,454
	Integration/acquisition costs (1)	3,608	-	7,906	737
	Impairment of fixed assets (2)	-	-	1,915	-
	Impairment of right of use assets (3)	-	-	7,392	-
	Restructuring charges, net (4)	-	-	-	30,732
	Tax effect on the adjusted items (5)	(844)	-	(3,476)	(8,597)
	Adjusted net income attributable to Korn Ferry	$94,428	$66,190	$340,097	$137,326

	Basic earnings per common share	$1.71	$1.22	$6.04	$2.11
	Integration/acquisition costs (1)	0.08	-	0.15	0.01
	Impairment of fixed assets (2)	-	-	0.04	-
	Impairment of right of use assets (3)	-	-	0.14	-
	Restructuring charges, net (4)	-	-	-	0.58
	Tax effect on the adjusted items (5)	(0.02)	-	(0.07)	(0.17)
	Adjusted basic earnings per share	$1.77	$1.22	$6.30	$2.53

	Diluted earnings per common share	$1.70	$1.21	$5.98	$2.09
	Integration/acquisition costs (1)	0.07	-	0.15	0.01
	Impairment of fixed assets (2)	-	-	0.03	-
	Impairment of right of use assets (3)	-	-	0.14	-
	Restructuring charges, net (4)	-	-	-	0.57
	Tax effect on the adjusted items (5)	(0.02)	-	(0.07)	(0.16)
	Adjusted diluted earnings per share	$1.75	$1.21	$6.23	$2.51

Explanation of Non-GAAP Adjustments
(1)	Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)	Costs associated with impairment of fixed assets (i.e., leasehold improvements) due to terminating and subleasing some of our office leases.
(3)	Costs associated with impairment of right-of-use assets due to terminating and subleasing some of our office leases.
(4)	Restructuring charges we incurred to rationalize our cost structure by eliminating redundant positions because of COVID-19.
(5)	Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME AND

OPERATING INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended April 30, 2022
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$173,944	$89,521	$156,232	$49,502	$30,211	$8,254	$244,199	$213,475	$-	$721,139
Total revenue	$175,636	$89,543	$157,422	$49,786	$30,258	$8,258	$245,724	$216,100	$-	$727,003

Net income attributable to Korn Ferry										$91,664
Net income attributable to noncontrolling interest										1,395
Other loss, net										14,116
Interest expense, net										6,473
Income tax provision										25,105
Operating income										138,753
Depreciation and amortization										16,140
Other loss, net										(14,116)
Integration/acquisition costs										3,608
Adjusted EBITDA	$30,650	$27,720	$43,676	$8,476	$9,133	$2,885	$64,170	$50,807	$(28,962)	$144,385
Adjusted EBITDA margin	17.6%	31.0%	28.0%	17.1%	30.2%	35.0%	26.3%	23.8%		20.0%

	Three Months Ended April 30, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$153,573	$80,499	$130,790	$41,253	$23,604	$5,081	$200,728	$120,351	$-	$555,151
Total revenue	$153,812	$80,753	$131,314	$41,288	$23,623	$5,081	$201,306	$121,523	$-	$557,394

Net income attributable to Korn Ferry										$66,190
Net income attributable to noncontrolling interest										561
Other income, net										(10,820)
Interest expense, net										7,592
Income tax provision										22,729
Operating income										86,252
Depreciation and amortization										15,777
Other income, net										10,820
Adjusted EBITDA	$27,240	$27,934	$40,660	$3,297	$5,066	$809	$49,832	$29,958	$(22,115)	$112,849
Adjusted EBITDA margin	17.7%	34.7%	31.1%	8.0%	21.5%	15.9%	24.8%	24.9%		20.3%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME AND

OPERATING INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Year Ended April 30, 2022
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$650,204	$349,025	$605,704	$182,192	$118,596	$29,069	$935,561	$691,928	$-	$2,626,718
Total revenue	$654,199	$349,437	$609,258	$182,866	$118,705	$29,079	$939,908	$699,911	$-	$2,643,455

Net income attributable to Korn Ferry										$326,360
Net income attributable to noncontrolling interest										4,485
Other loss, net										11,880
Interest expense, net										25,293
Income tax provision										102,056
Operating income										470,074
Depreciation and amortization										63,521
Other loss, net										(11,880)
Integration/acquisition costs										7,906
Impairment of fixed assets										1,915
Impairment of right of use assets										7,392
Adjusted EBITDA	$116,108	$110,050	$181,615	$31,804	$35,105	$9,089	$257,613	$165,141	$(109,984)	$538,928
Adjusted EBITDA margin	17.9%	31.5%	30.0%	17.5%	29.6%	31.3%	27.5%	23.9%		20.5%

	Year Ended April 30, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$515,844	$287,306	$397,275	$138,954	$83,306	$17,500	$637,035	$369,862	$-	$1,810,047
Total revenue	$517,046	$287,780	$399,104	$139,213	$83,463	$17,500	$639,280	$375,840	$-	$1,819,946

Net income attributable to Korn Ferry										$114,454
Net income attributable to noncontrolling interest										1,108
Other income, net										(37,194)
Interest expense, net										29,278
Income tax provision										48,138
Operating income										155,784
Depreciation and amortization										61,845
Other income, net										37,194
Integration/acquisition costs										737
Restructuring charges, net										30,732
Adjusted EBITDA	$81,522	$86,095	$98,099	$11,742	$16,676	$1,289	$127,806	$69,411	$(78,542)	$286,292
Adjusted EBITDA margin	15.8%	30.0%	24.7%	8.5%	20.0%	7.4%	20.1%	18.8%		15.8%